Exhibit 99.1
Qualys Announces First Quarter 2025 Financial Results
Revenue Growth of 10% Year-Over-Year
Raises 2025 Revenue Guidance to $648-$657 million

FOSTER CITY, Calif., – May 6, 2025 – Qualys, Inc. (NASDAQ: QLYS), a leading provider of disruptive cloud-based IT, security and compliance solutions, today announced financial results for the first quarter ended March 31, 2025. For the quarter, the Company reported revenues of $159.9 million, net income under United States Generally Accepted Accounting Principles (“U.S. GAAP”) of $47.5 million, non-GAAP net income of $61.4 million, Adjusted EBITDA of $74.8 million, GAAP net income per diluted share of $1.29, and non-GAAP net income per diluted share of $1.67.
“Our Q1 results reflect the success of new product initiatives and demonstrate customer demand for natively-integrated cybersecurity risk management solutions,” said Sumedh Thakar, Qualys’ president and CEO. “We believe our cloud-native architecture and rapid innovation engine underpin our leadership in cybersecurity transformation, extend our competitive differentiation, and provide multiple paths to drive durable long-term growth. As we enter a new paradigm of cyber risk management powered by real-time data, automation, and AI, our Enterprise TruRisk Management solution fosters enduring customer engagements, redefines and empowers real cybersecurity stack consolidation, and strategically positions Qualys as a foundational risk management platform of the future.”
First Quarter 2025 Financial Highlights
Revenues: Revenues for the first quarter of 2025 increased by 10% to $159.9 million compared to $145.8 million for the same quarter in 2024.
Gross Profit: GAAP gross profit for the first quarter of 2025 increased by 10% to $131.0 million compared to $118.6 million for the same quarter in 2024. GAAP gross margin was 82% for the first quarter of 2025 compared to 81% for the same quarter in 2024. Non-GAAP gross profit for the first quarter of 2025 increased by 10% to $133.7 million compared to $121.4 million for the same quarter in 2024. Non-GAAP gross margin was 84% for the first quarter of 2025 compared to 83% for the same quarter in 2024.
Operating Income: GAAP operating income for the first quarter of 2025 increased by 16% to $51.8 million compared to $44.8 million for the same quarter in 2024. As a percentage of revenues, GAAP operating income was 32% for the first quarter of 2025 compared to 31% for the same quarter in 2024. Non-GAAP operating income for the first quarter of 2025 increased by 10% to $71.2 million compared to $64.6 million for the same quarter in 2024. As a percentage of revenues, non-GAAP operating income was 45% for the first quarter of 2025 compared to 44% for the same quarter in 2024.
Net Income: GAAP net income for the first quarter of 2025 increased by 20% to $47.5 million, or $1.29 per diluted share, compared to $39.7 million, or $1.05 per diluted share, for the same quarter in 2024. As a percentage of revenues, GAAP net income was 30% for the first quarter of 2025 compared to 27% for the same quarter in 2024. Non-GAAP net income for the first quarter of 2025 was $61.4 million, or $1.67 per diluted share, compared to $54.7 million, or $1.45 per diluted share, for the same quarter in 2024. As a percentage of revenues, non-GAAP net income was 38% for both the first quarter of 2025 and for the same quarter in 2024.
Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the first quarter of 2025 increased by 8% to $74.8 million compared to $69.0 million for the same quarter in 2024. As a percentage of revenues, Adjusted EBITDA was 47% for both the first quarter of 2025 and the same quarter in 2024.
Operating Cash Flow: Operating cash flow for the first quarter of 2025 increased by 28% to $109.6 million compared to $85.5 million for the same quarter in 2024. As a percentage of revenues, operating cash flow was 69% for the first quarter of 2025 compared to 59% for the same quarter in 2024.

First Quarter 2025 Business Highlights
•Introduced the Managed Risk Operation Center (mROC), powered by Qualys' Enterprise TruRisk Management solution, allowing select partners to expand their revenue streams by offering a unified managed service that helps clients identify, quantify, assess, and mitigate cyber risk.
•Launched TotalAppSec a comprehensive application risk management solution unifying API security, web application scanning, and malware detection. This integrated approach helps organizations quickly identify, prioritize, and remediate critical issues across the enterprise accelerating risk reduction.
•Independent analyst firm, GigaOm, named Qualys’ TotalCloud a leader and outperformer in its Cloud Workload Security Radar, citing its comprehensive support for hybrid environments and superior asset discovery. GigaOm also named Qualys’ CyberSecurity Asset Manager a leader in its Attack Surface Management Radar, recognizing its ability to unify internal and external attack surface monitoring and its growing emphasis on discovery and validation.
•Integrated Container Security with ServiceNow to enable organizations to seamlessly detect, prioritize, and remediate vulnerabilities at scale using Qualys’ runtime-aware security intelligence with ServiceNow’s workflow automation. Available via the ServiceNow store, the solution helps systematically track and reduce risk across containerized environments.
Financial Performance Outlook
Based on information as of today, May 6, 2025, Qualys is issuing the following financial guidance for the second quarter and full year fiscal 2025. The Company emphasizes that the guidance is subject to various important cautionary factors referenced in the sections entitled “Legal Notice Regarding Forward-Looking Statements” and “Non-GAAP Financial Measures” below.
Second Quarter 2025 Guidance: Management expects revenues for the second quarter of 2025 to be in the range of $159.7 million to $162.7 million, representing 7% to 9% growth over the same quarter in 2024. GAAP net income per diluted share is expected to be in the range of $0.97 to $1.07, which assumes an effective income tax rate of 21%. Non-GAAP net income per diluted share is expected to be in the range of $1.40 to $1.50, which assumes a non-GAAP effective income tax rate of 21%. Second quarter 2025 net income per diluted share estimates are based on approximately 36.5 million weighted average diluted shares outstanding for the quarter.
Full Year 2025 Guidance: Management now expects revenues for the full year of 2025 to be in the range of $648.0 million to $657.0 million, representing 7% to 8% growth over 2024. This compares to the previous guidance range of $645.0 million to $657.0 million. GAAP net income per diluted share is expected to be in the range of $4.27 to $4.57, up from the previous guidance range of $3.62 to $4.02. This assumes an effective income tax rate of 20%. Non-GAAP net income per diluted share is expected to be in the range of $6.00 to $6.30, up from the previous guidance range of $5.50 to $5.90. This assumes a non-GAAP effective income tax rate of 21%. Full year 2025 net income per diluted share estimates are based on approximately 36.4 million weighted average diluted shares outstanding.
Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share guidance because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation, amortization of intangible assets from acquisitions and non-recurring items). The actual dollar amount of reconciling items in the second quarter and full year 2025 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the second quarter and full year 2025. A reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.
Investor Conference Call
Qualys will host a conference call and live webcast to discuss its first quarter financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Tuesday, May 6, 2025. To access the conference call by phone, please register here. A live webcast of the earnings conference call, investor presentation and prepared remarks can be accessed at https://investor.qualys.com/events-presentations. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact
Blair King
Vice President, Investor Relations and Corporate Development
(650) 538-2088
ir@qualys.com
About Qualys
Qualys, Inc. (NASDAQ: QLYS) is a leading provider of disruptive cloud-based Security, Compliance and IT solutions with more than 10,000 subscription customers worldwide, including a majority of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions onto a single platform for greater agility, better business outcomes, and substantial cost savings.
The Qualys Enterprise TruRisk Platform leverages a single agent to continuously deliver critical security intelligence while enabling enterprises to automate the full spectrum of vulnerability detection, compliance, and protection for IT systems, workloads and web applications across on premises, endpoints, servers, public and private clouds, containers, and mobile devices. Founded in 1999 as one of the first SaaS security companies, Qualys has strategic partnerships and seamlessly integrates its vulnerability management capabilities into security offerings from cloud service providers, including Amazon Web Services, the Google Cloud Platform and Microsoft Azure, along with a number of leading managed service providers and global consulting organizations. For more information, please visit www.qualys.com.
Qualys, Qualys VMDR® and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, quotations of management and statements related to: the benefits of our existing, new and upcoming products, features, integrations, acquisitions, collaborations and joint solutions, and their impact upon our long-term growth; our ability to advance our value proposition and competitive differentiation in the market; our ability to address demand trends; our ability to maintain and strengthen our category leadership; our ability to solve modern security challenges at scale; our strategies and ability to achieve and maintain durable profitable growth; our guidance for revenues, GAAP EPS and non-GAAP EPS for the second quarter and full year 2025; and our expectations for the number of weighted average diluted shares outstanding and the GAAP and non-GAAP effective income tax rate for the second quarter and full year 2025. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles and seasonal buying patterns of our customers; general market, political, economic and business conditions in the United States as well as globally; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates; unexpected fluctuations in our effective income tax rate on a GAAP and non-GAAP basis; our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; and any unanticipated accounting charges. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with GAAP, Qualys provides investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA (defined as earnings before interest expense, interest income and other income (expense), net, income taxes, depreciation, amortization, and stock-based compensation) and non-GAAP free cash flows (defined as cash provided by operating activities less purchases of property and equipment, net of proceeds from disposal).
In computing non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, amortization of intangible assets from acquisitions, non-recurring items and for non-GAAP net income, certain tax effects. Qualys believes that these non-GAAP financial measures help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows.
Furthermore, Qualys uses some of these non-GAAP financial measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.
Although Qualys does not focus on or use quarterly billings in managing or monitoring the performance of its business, Qualys provides calculated current billings (defined as total revenues recognized in a period plus the sequential change in current deferred revenue in the corresponding period) for the convenience of investors and analysts in building their own financial models.
In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include adjustments for non-recurring income tax items and certain tax effects of non-GAAP adjustments to achieve the effective income tax rate on a non-GAAP basis. The Company’s non-GAAP effective tax rate may differ from the GAAP effective income tax rate as a result of these income tax adjustments. The Company believes its estimated non-GAAP effective income tax rate of 21% in 2025 is a reasonable estimate under its current global operating structure and core business operations. The Company may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective income tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.
The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Revenues	$159,899	$145,805
Cost of revenues (1)	28,926	27,198
Gross profit	130,973	118,607
Operating expenses:
Research and development (1)	29,154	27,530
Sales and marketing (1)	32,660	29,408
General and administrative (1)	17,404	16,908
Total operating expenses	79,218	73,846
Income from operations	51,755	44,761
Other income (expense), net:
Interest income	6,235	6,123
Other income (expense), net	317	(1,399)
Total other income, net	6,552	4,724
Income before income taxes	58,307	49,485
Income tax provision	10,773	9,754
Net income	$47,534	$39,731
Net income per share:
Basic	$1.30	$1.08
Diluted	$1.29	$1.05
Weighted average shares used in computing net income per share:
Basic	36,466	36,955
Diluted	36,784	37,723
(1) Includes stock-based compensation as follows:
Cost of revenues	$2,090	$2,020
Research and development	5,104	5,303
Sales and marketing	3,200	3,739
General and administrative	8,426	7,969
Total stock-based compensation, net of amounts capitalized	$18,820	$19,031

Qualys, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$290,671	$232,182
Short-term marketable securities	150,206	149,241
Accounts receivable, net	121,563	164,551
Prepaid expenses and other current assets	39,506	39,717
Total current assets	601,946	585,691
Long-term marketable securities	198,990	193,887
Property and equipment, net	28,250	30,349
Operating leases - right of use asset	41,329	40,968
Deferred tax assets, net	86,059	81,307
Intangible assets, net	6,172	6,812
Goodwill	7,447	7,447
Noncurrent restricted cash	1,200	1,200
Other noncurrent assets	25,078	25,876
Total assets	$996,471	$973,537
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,292	$1,270
Accrued liabilities	52,921	45,942
Deferred revenues, current	366,824	371,457
Operating lease liabilities, current	10,991	9,721
Total current liabilities	432,028	428,390
Deferred revenues, noncurrent	22,073	24,265
Operating lease liabilities, noncurrent	37,652	37,500
Other noncurrent liabilities	6,683	6,266
Total liabilities	498,436	496,421
Stockholders’ equity:
Common stock	36	37
Additional paid-in capital	677,531	664,879
Accumulated other comprehensive income	136	1,417
Accumulated deficit	(179,668)	(189,217)
Total stockholders’ equity	498,035	477,116
Total liabilities and stockholders’ equity	$996,471	$973,537

Qualys, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flow from operating activities:
Net income	$47,534	$39,731
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	4,177	5,239
Provision for credit losses	206	193
Stock-based compensation, net of amounts capitalized	18,820	19,031
Accretion of discount on marketable securities, net	(1,107)	(1,915)
Deferred income taxes	(4,360)	(4,111)
Changes in operating assets and liabilities:
Accounts receivable	42,782	30,404
Prepaid expenses and other assets	162	(10,126)
Accounts payable	(66)	(335)
Accrued liabilities and other noncurrent liabilities	8,265	8,892
Deferred revenues	(6,825)	(1,498)
Net cash provided by operating activities	109,588	85,505
Cash flow from investing activities:
Purchases of marketable securities	(55,525)	(61,340)
Sales and maturities of marketable securities	50,532	71,463
Purchases of property and equipment	(2,038)	(2,051)
Net cash provided by (used in) investing activities	(7,031)	8,072
Cash flow from financing activities:
Repurchase of common stock	(39,653)	(18,029)
Proceeds from exercise of stock options	2,599	2,770
Payments for taxes related to net share settlement of equity awards	(10,831)	(11,808)
Proceeds from issuance of common stock through employee stock purchase plan	3,817	3,608
Payment of acquisition-related holdback	—	(1,500)
Net cash used in financing activities	(44,068)	(24,959)
Net increase in cash, cash equivalents and restricted cash	58,489	68,618
Cash, cash equivalents and restricted cash at beginning of period	233,382	206,365
Cash, cash equivalents and restricted cash at end of period	$291,871	$274,983

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
ADJUSTED EBITDA
(unaudited)
(in thousands, except percentages)

	Three Months Ended March 31,
	2025	2024
Net income	$47,534	$39,731
Net income as a percentage of revenues	30%	27%
Depreciation and amortization of property and equipment	3,537	4,467
Amortization of intangible assets	640	772
Income tax provision	10,773	9,754
Stock-based compensation	18,820	19,031
Total other income, net	(6,552)	(4,724)
Adjusted EBITDA	$74,752	$69,031
Adjusted EBITDA as a percentage of revenues	47%	47%

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
GAAP Cost of revenues	$28,926	$27,198
Less: Stock-based compensation	(2,090)	(2,020)
Less: Amortization of intangible assets	(640)	(747)
Non-GAAP Cost of revenues	$26,196	$24,431
GAAP Gross profit	$130,973	$118,607
Plus: Stock-based compensation	2,090	2,020
Plus: Amortization of intangible assets	640	747
Non-GAAP Gross Profit	$133,703	$121,374
GAAP Research and development	$29,154	$27,530
Less: Stock-based compensation	(5,104)	(5,303)
Less: Amortization of intangible assets	—	(25)
Non-GAAP Research and development	$24,050	$22,202
GAAP Sales and marketing	$32,660	$29,408
Less: Stock-based compensation	(3,200)	(3,739)
Non-GAAP Sales and marketing	$29,460	$25,669
GAAP General and administrative	$17,404	$16,908
Less: Stock-based compensation	(8,426)	(7,969)
Non-GAAP General and administrative	$8,978	$8,939
GAAP Operating expenses	$79,218	$73,846
Less: Stock-based compensation	(16,730)	(17,011)
Less: Amortization of intangible assets	—	(25)
Non-GAAP Operating expenses	$62,488	$56,810
GAAP Income from operations	$51,755	$44,761
Plus: Stock-based compensation	18,820	19,031
Plus: Amortization of intangible assets	640	772
Non-GAAP Income from operations	$71,215	$64,564
GAAP Net income	$47,534	$39,731
Plus: Stock-based compensation	18,820	19,031
Plus: Amortization of intangible assets	640	772
Less: Tax adjustment	(5,547)	(4,796)
Non-GAAP Net income	$61,447	$54,738
GAAP Net income per share:
Basic	$1.30	$1.08
Diluted	$1.29	$1.05
Non-GAAP Net income per share:
Basic	$1.69	$1.48
Diluted	$1.67	$1.45
Weighted average shares used in GAAP and non-GAAP net income per share:
Basic	36,466	36,955
Diluted	36,784	37,723

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
FREE CASH FLOWS
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
GAAP Cash flows provided by operating activities	$109,588	$85,505
Less:
Purchases of property and equipment, net of proceeds from disposal	(2,038)	(2,051)
Non-GAAP Free cash flows	$107,550	$83,454

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
CALCULATED CURRENT BILLINGS
(unaudited)
(in thousands, except percentages)

	Three Months Ended March 31,
	2025	2024
GAAP Revenue	$159,899	$145,805
GAAP Revenue growth compared to same quarter of prior year	10%	12%
Plus: Current deferred revenue at March 31	366,824	332,128
Less: Current deferred revenue at December 31	(371,457)	(333,267)
Non-GAAP Calculated current billings	$155,266	$144,666
Calculated current billings growth compared to same quarter of prior year	7%	8%